Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 21, 2019, relating to the consolidated financial statements of National CineMedia, Inc. and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, included in the Annual Report on Form 10-K of National CineMedia, Inc. for the year ended December 27, 2018.
DELOITTE & TOUCHE LLP
Denver, Colorado
April 5, 2019